Zipcar Reports Fourth Quarter and Full Year 2012 Results

Cambridge, Mass., February 15, 2013 - Zipcar, Inc. (Nasdaq: ZIP) ("Zipcar" or the "Company") , the world's leading car sharing network, today reported results for the fourth quarter and year ended December 31, 2012. On December 31, 2012, Zipcar and Avis Budget Group, Inc., a Delaware corporation ("Avis Budget"), and Millennium Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Avis Budget ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Avis Budget has agreed to acquire all of the outstanding shares of Zipcar for $12.25 per share in cash, without interest, and pursuant to which Merger Sub will be merged with and into Zipcar with Zipcar continuing as the surviving corporation and a wholly-owned subsidiary of Avis Budget (the "Merger"). The Merger Agreement was approved by the board of directors of both companies. As previously announced, the waiting period related to the Merger under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on February 11, 2013. The closing of the transaction remains subject to other customary conditions, including approval by Zipcar shareholders and review by UK competition authorities, and is expected to close in March or April, 2013. Prior to the closing of the Merger, Avis Budget and Zipcar will continue to operate as separate companies.

Financial Highlights

  Fourth quarter revenue increased 12% to $70.7 million compared to $62.9 million in the prior year period, despite the loss of potential revenue due to Hurricane Sandy of just over $1 million; full year revenue increased 15% to $278.9 million from $241.6 million in 2011
  Total members grew 16% from the prior year period to over 777,000 at year end
  Fourth quarter Adjusted EBITDA of $7.3 million compared to $5.9 million last year; full year Adjusted EBITDA of $17.2 million compared to $10.9 million in 2011
  Fourth quarter US GAAP net income of $13.8 million, or $0.34 per diluted share, compared to $3.9 million, or $0.09 per diluted share in the prior year period; full year 2012 US GAAP net income of $14.7 million, or $0.35 per diluted share, versus a loss of $7.2 million, or ($0.24) per share, in 2011. Fourth quarter and full year 2012 net income include a non-cash net tax benefit of $10.9 million, or $0.27 per diluted share for the fourth quarter and $0.26 per diluted share for the full year 2012, primarily related to the release of valuation allowance against U.S. net deferred tax assets. Also included in the 2012 periods are costs related to the Merger Agreement of $0.8 million and costs associated with Hurricane Sandy of $1.0 million, partially offset by the positive impact from the sale of Zero Emission Vehicle (ZEV) Credits of $1.3 million for the fourth quarter, which had not been previously anticipated, and $3.0 million for the full year 2012.

Summary Results

For the 2012 fourth quarter, revenue increased 12% to $70.7 million compared to $62.9 million in the prior year period despite the previously anticipated negative impact from Hurricane Sandy, which reduced revenue by just over $1 million. Usage revenue represented $58.6 million in the fourth quarter of 2012 compared to $53.3 million in the prior year period with fee revenue representing substantially all of the remaining revenue in both periods. Fee revenue represented 17% of total revenue in the 2012 fourth quarter compared to 15% in the prior year period. For the full year 2012, revenue grew 15% to $278.9 million compared to 2011 revenue of $241.6 million with usage revenue representing $235.1 million in 2012 compared to $207.2 million in 2011. Fee revenue represented substantially all of the remaining revenue in both years at 16% of total revenue in 2012 and 14% of total revenue in 2011.

Fourth quarter US GAAP net income increased to $13.8 million, or $0.34 per diluted share, versus net income of $3.9 million, or $0.09 per diluted share, in the prior year period. Net income in the 2012 fourth quarter includes a non-cash net tax benefit of $10.9 million or $0.27 per diluted share primarily related to the release of valuation allowance against U.S. net deferred tax assets as well as $1.3 million from the unanticipated sale of ZEV Credits, which were partially offset by approximately $1.0 million in previously anticipated costs associated with Hurricane Sandy, including vehicle damages and increased operating costs, and $0.8 million in costs associated with the Merger Agreement. The release of the valuation allowance is based on the projected ability of Zipcar to utilize the deferred tax assets to offset future taxable income in the U.S. Net income in the fourth quarter of 2011 included a gain on the sale of ZEV Credits of $2.5 million. US GAAP net income for the full year 2012 was $14.7 million, or $0.35 per diluted share, compared to a loss of $7.2 million, or ($0.24) per share, in 2011.

Non-GAAP Results

Adjusted EBITDA for the 2012 fourth quarter increased to $7.3 million, which excludes the effect of the aforementioned release of the valuation allowance, gains on the sale of ZEV Credits and costs associated with Hurricane Sandy, compared to $5.9 million in the prior year period. For the full year 2012, adjusted EBITDA was $17.2 million compared to $10.9 million in 2011. Adjusted EBITDA for all comparable periods exclude other costs and income as stated in the reconciliation of adjusted EBITDA below.

Change to Quarterly Conference Call Policy

Due to the previously announced Merger Agreement, Zipcar will not host a conference call in conjunction with today's release of its fourth quarter and full-year results and will not be updating prior financial guidance or providing financial guidance for future periods.

About Zipcar

Zipcar is the world's leading car-sharing network with more than 777,000 members and 9,700 vehicles in urban areas and college campuses throughout the United States, Canada, the United Kingdom, Spain and Austria. Zipcar offers more than 30 makes and models of self-service vehicles by the hour or day to residents and businesses looking for an alternative to the high costs and hassles of owning a car. More information is available at www.zipcar.com.

Zipcar and the Zipcar logo are trademarks of Zipcar, Inc. Other company and product names may be trademarks of their respective owners.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measure of Adjusted EBITDA. Zipcar defines Adjusted EBITDA as earnings before non-vehicle depreciation, non-vehicle interest expense, interest income, amortization, preferred stock warrant liability adjustment, stock compensation expenses, acquisition and integration costs, taxes, including the benefit from the release of the valuation allowance, loss of equity-method investee, other income related to Zero Emission Vehicle (ZEV) credits and other gains or losses associated with events of a non-recurring nature, such as costs related to Hurricane Sandy and transaction costs related to the Merger Agreement. The Company believes that this non-GAAP measure is an important measure of its operating performance because it allows management, investors and analysts to evaluate and assess the Company's core operating results from period to period after removing the impact of changes in the Company's capital structure, income tax status and method of vehicle financing, and other items of a non-operational nature that affect comparability. The Company includes vehicle-related depreciation and interest in its definition of Adjusted EBITDA because vehicles represent core operating assets used in the delivery of the Company's service that require periodic replacement. In addition, the exclusion of these costs would result in a lack of comparability in the treatment of vehicles that are owned or leased under capital leases and those leased under operating leases. The Company believes that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as Zipcar for the reasons discussed above. Adjusted EBITDA is also used for planning purposes and in presentations to the Company's board of directors as well as in the Company's annual incentive compensation program for senior management.

The Company does not consider the non-GAAP measure of Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining how it is formulated. In order to compensate for these limitations, management of the Company presents this non-GAAP financial measure in connection with its GAAP results. The Company urges investors to review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate the Company's business. Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP measure used in this press release are included in this release.

Cautionary Language Concerning Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Zipcar, including statements about the expected timetable for consummation of the merger, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements contain the words "believes," "anticipates," "plans," "expects," "will" and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Zipcar's control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; uncertainties as to how Zipcar stockholders will vote their shares with respect to the merger; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, members, business partners or governmental entities, other business effects, including the effects of industry, economic or political conditions outside of Zipcar's control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission (the "SEC") by Zipcar, including factors discussed in the "Risk Factors" section of Zipcar's Annual Report on Form 10-K for the year ended December 31, 2011, and other documents Zipcar periodically files with the SEC. In addition, the forward-looking statements included in this press release represent Zipcar's views as of the date of this press release. Zipcar anticipates that subsequent events and developments will cause its views to change. However, while Zipcar may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Zipcar's views as of any date subsequent to the date of this press release.

Additional Information about the Proposed Transaction with Avis Budget and Where You Can Find It

Zipcar filed with the SEC a definitive proxy statement on February 4, 2013 and has filed and may file with the SEC other relevant materials in connection with the proposed acquisition of Zipcar by Avis Budget. The definitive proxy statement was mailed to Zipcar stockholders on February 5, 2013. Before making any voting or investment decisions with respect to the transaction, investors and security holders of Zipcar are urged to read the proxy statement and the other relevant materials because they contain important information about the transaction and Zipcar. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Zipcar's website at www.zipcar.com by clicking on the "Investor Relations" link, then clicking on the "Financial Information" link, and then clicking on the "SEC Filings" link, or by writing to Zipcar at 25 First Street, 4th Floor, Cambridge, Massachusetts 02141, Attention: Secretary.

ZIP-F

Contacts:

Investor Relations:

Jonathan Schaffer, The Blueshirt Group

Phone: 212-871-3953

Email: ir@zipcar.com

Media Relations:

Karen CK Drake, Vice President of Communications, Zipcar

Phone: 617-336-4323

Email: pr@zipcar.com

Zipcar, Inc
Condensed Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
(in thousands, except share and per share data)

Revenue	$ 70,694	$ 62,898	$ 278,868	$ 241,649
Cost and expenses
Fleet operations	44,141	40,329	173,613	159,185
Member services and fulfillment (1)	5,237	4,779	20,007	19,460
Research and development (1)	1,251	893	4,522	3,948
Selling, general and administrative (1)	16,208	13,904	71,558	57,117
Amortization of acquired intangible assets	689	869	3,070	3,892
Total operating expenses	67,526	60,774	272,770	243,602
Income (loss) from operations	3,168	2,124	6,098	(1,953)
Other income (expense)
Interest income	119	63	367	128
Interest expense	(1,146)	(839)	(4,385)	(8,634)
Other, net	594	2,513	1,170	3,041
Income (loss) before income taxes	2,735	3,861	3,250	(7,418)
Provision (benefit) for income taxes	(10,881)	(6)	(10,937)	(270)
Net income (loss)	13,616	3,867	14,187	(7,148)
Less: net (income) loss attributable to redeemable noncontrolling interest			489	(4)
Net income (loss) attributable to Zipcar, Inc.	$ 13,826	$ 3,862	$ 14,676	$ (7,152)

Net income (loss) attributable to common stockholders per share:
Basic	$ 0.35	$ 0.10	$ 0.37	$ (0.24)
Diluted	$ 0.34	$ 0.09	$ 0.35	$ (0.24)
Weighted average number of common shares outstanding used in computing per share amounts:
Basic	40,051,721	39,292,172	39,852,035	29,379,940
Diluted	41,201,893	42,150,756	41,545,494	29,379,940

(1) Stock-based compensation is included in above line items

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Member services and fulfillment	$ 58	$ 24	$ 209	$ 93
Research and development	49	45	205	165
Selling, general, and administrative	1,260	970	5,147	3,850
	$ 1,367	$ 1,039	$ 5,561	$ 4,108

Zipcar, Inc
Reconciliation of adjusted EBITDA
(Unaudited)

	For the Three Months Ended		For the Year Ended
(in thousands)	December 31,		December 31,
	2012	2011	2012	2011
Reconciliation of Adjusted EBITDA
Net income (loss) attributable to Zipcar, Inc.	$ 13,826	$ 3,862	$ 14,676	$ (7,152)
Non-vehicle depreciation	1,052	595	3,225	2,376
Amortization	689	869	3,070	3,892
Non-vehicle interest expense	61	29	162	5,098
Interest income	(119)	(63)	(367)	(128)
Preferred stock warrant liability adjustment	-	-	-	724
Stock compensation	1,367	1,039	5,561	4,108
Acquisition and integration cost	227	2,090	1,766	5,626
Merger related cost	751		751
Taxes	(10,881)	(6)	(10,937)	(270)
Zero Emission Vehicle credits	(1,296)	(2,500)	(3,028)	(3,361)
Hurricane Sandy	952	-	952	-
Loss of equity-method investee	624	-	1,325	-
Adjusted EBITDA	$ 7,253	$ 5,915	$ 17,156	$ 10,913

Zipcar, Inc
Condensed Consolidated Balance Sheets
(Unaudited)
	December 31,	December 31,
	2012	2011
(in thousands, except share and per share data)

Assets
Current assets
Cash and cash equivalents	$ 45,255	$ 61,658
Short-term marketable securities	22,238	24,788
Accounts receivable, net of allowance for doubtful accounts	6,613	7,452
Restricted cash	2,253	381
Deferred tax asset	4,190	-
Prepaid expenses and other current assets	13,728	13,665
Total current assets	94,277	107,944
Long-term marketable securities	16,258	13,809
Property and equipment, net	159,350	103,789
Goodwill	107,523	99,696
Intangible assets	2,887	4,754
Restricted cash	13,532	7,277
Noncurrent deferred tax asset	18,632	-
Deposits and other noncurrent assets	16,682	7,269
Total assets	$ 429,141	$ 344,538
Liabilities and Equity
Current liabilities
Accounts payable	$ 6,472	$ 6,069
Accrued expenses	26,223	20,003
Deferred revenue	21,182	19,369
Deferred tax liability	150	-
Current portion of capital lease obligations and other debt	14,424	11,367
Total current liabilities	68,451	56,808
Capital lease obligations and other debt, net of current portion	94,716	58,908
Deferred tax liability, net of current portion	11,698	-
Deferred revenue, net of current portion	4,925	4,659
Other liabilities	778	2,313
Total liabilities	180,568	122,688

Commitments and contingencies

Non-controlling interest	1,073	400
Stockholders' equity:
Common stock, $0.001 par value	40	40
Additional paid-in capital	302,635	294,107
Accumulated deficit	(57,975)	(72,651)
Accumulated other comprehensive (loss) gain	2,800	(46)
Total stockholders' equity	247,500	221,450
Total liabilities and equity	$ 429,141	$ 344,538

Zipcar, Inc
Key financial and operating metrics
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Key Financial and Operating Metrics:
Ending members	777,689	673,257	777,689	673,257
Ending vehicles	9,763	8,904	9,763	8,904
Usage revenue per vehicle per day	$ 64	$ 63	$ 63	$ 63
Total revenue per member per period	$ 91	$ 94	$ 377	$ 392
Cost per new account	$ 54	$ 54	$ 71	$ 58
Average monthly member retention	97.6%	97.8%	97.6%	97.8%
Adjusted EBITDA (in thousands)	$ 7,253	$ 5,915	$ 17,156	$ 10,913
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Established Markets:
Ending members	395,868	350,253	395,868	350,253
Ending vehicles	4,807	4,581	4,807	4,581
Usage revenue per vehicle per day	$ 69	$ 70	$ 69	$ 69
Revenue (in thousands)	$ 38,313	$ 35,595	$ 155,878	$ 136,426
Income before tax (in thousands)	$ 10,397	$ 9,932	$ 38,893	$ 31,013